Exhibit 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended July 31, 2004

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Total
Revenue - Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue - Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	180,766	—	—	—	—	—	(17,203)	—	—	—	163,563
Salaries, Wages, and Benefits	174,071	—	—	—	—	—	—	—	—	—	174,071
Purchased Transportation	—	—	—	—	—	—	—	—	—	—	—
Operating Taxes and Licensing	59,710	—	—	—	—	—	4,882	—	—	—	64,592
Claims and Insurance	22,020	—	—	—	—	—	5,059	—	1,735	—	28,814
Rents	153,019	—	—	—	—	—	—	—	—	—	153,019
Other G&A Expense	1,143,938	—	—	—	250	—	(3,625)	—	—	—	1,140,563
(Gain)/Loss on Sale of Assets	(586,602)	—	(468)	—	—	—	344,107	—	—	—	(242,963)

Total Operating Expenses	1,146,922	—	(468)	—	250	—	333,220	—	1,735	—	1,481,659

Operating Income (Loss)	(1,146,922)	—	468	—	(250)	—	(333,220)	—	(1,735)	—	(1,481,659)

Temporary Investment Interest	122,825	—	—	—	—	—	12,635	—	—	—	135,460
Other Interest Income	33,868	—	—	—	—	—	—	—	—	—	33,868

Interest Income	156,693	—	—	—	—	—	12,635	—	—	—	169,328

Other Miscellaneous, Net	9,427	—	31,488	—	—	—	—	—	—	—	40,915

Income (Loss) Before Taxes	(980,802)	—	31,956	—	(250)	—	(320,585)	—	(1,735)	—	(1,271,416)

Income Taxes	—	—	—	—	—	—	—	—	—	—	—

Net Income (Loss)	$(980,802)	$—	$31,956	$—	$(250)	$—	$(320,585)	$—	$(1,735)	$—	$(1,271,416)

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended August 31, 2004

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Total
Revenue - Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue - Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	148,726	—	—	—	—	—	—	—	—	—	148,726
Salaries, Wages, and Benefits (a)	5,067,888	—	—	—	—	—	—	—	—	—	5,067,888
Purchased Transportation	5,223	—	—	—	—	—	—	—	—	—	5,223
Operating Taxes and Licensing	3,304	—	—	—	—	—	12,614	—	—	—	15,918
Claims and Insurance	22,020	—	—	—	—	—	5,059	—	1,735	—	28,814
Rents	4,011	—	—	—	—	—	—	—	—	—	4,011
Other G&A Expense	457,959	—	2,027	—	—	—	—	—	—	—	459,986
Loss on Sale of Assets	70,262	—	—	—	—	—	—	—	—	—	70,262

Total Operating Expenses	5,779,393	—	2,027	—	—	—	17,673	—	1,735	—	5,800,828

Operating Loss	(5,779,393)	—	(2,027)	—	—	—	(17,673)	—	(1,735)	—	(5,800,828)

Temporary Investment Interest	148,312	—	—	—	—	—	12,665	—	—	—	160,977
Other Interest Income	48,187	—	—	—	—	—	—	—	—	—	48,187

Interest Income	196,499	—	—	—	—	—	12,665	—	—	—	209,164

Other Miscellaneous, Net	67,959	—	(68,886)	—	250	—	—	—	—	—	(677)

Income (Loss) Before Taxes	(5,514,935)	—	(70,913)	—	250	—	(5,008)	—	(1,735)	—	(5,592,341)

Income Taxes	—	—	—	—	—	—	—	—	—	—	—

Net Income (Loss)	$(5,514,935)	$—	$(70,913)	$—	$250	$—	$(5,008)	$—	$(1,735)	$—	$(5,592,341)

(a)	Includes a $4.9 million charge related to settlement of withdrawal liabilities associated with various union pension funds to which the Company made contributions to on behalf of its former employees.